UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 100
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 16, 2009, Mesa Air Group, Inc. (the "Company") completed transactions pursuant to an agreement with Shenzhen Airlines Co., Ltd. ("Shenzhen Airlines") relating to Kunpeng Airlines Co., Ltd. ("Kunpeng Airlines"), a regional airline based in the People's Republic of China.

Under the agreement, the Company divested its 49% indirect interest in Kunpeng Airlines by selling to nominees of Shenzhen Airlines all of the Company's interest in each of Ping Shan SRL and Shan Yue SRL, both Barbados societies with restricted liability, through which the Company held its interest in Kunpeng Airlines. Also pursuant to the agreement, outstanding aircraft lease payments owed by Kunpeng Airlines to the Company were settled and the Company's lease of five CRJ-200 aircraft to Kunpeng Airlines terminated. In total, the Company received $4.5 million, which included $100,000 for the Company's interests in Ping Shan SRL and Shan Yue SRL. $900,000 of the total consideration was offset by the Company's return of security deposits. As a result, the Company will record a loss on equity method investment in the second quarter of 2009. The Company expects the five aircraft to be returned to the Company during the third quarter of 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: April 21, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel